Exhibit 99.1

TSS, INC. REPORTS THIRD QUARTER 2021 RESULTS

ROUND ROCK, TX – November 15, 2021 – TSS, Inc. (Other OTC: TSSI), a data center facilities and technology services company, reported results for its third quarter ended September 30, 2021.

Third Quarter Highlights (unaudited):

●

Third quarter 2021 revenue of $4.6 million compared with $20.8 million in the third quarter of 2020. Reseller revenues were $0.7 million in the third quarter of 2021 compared with $15.8 million in the third quarter of 2020.

●	Gross margin of 42% in the third quarter of 2021 compared with 13% in the third quarter of 2020.
●	Operating income of $228,000 in the third quarter of 2021 compared to operating income of $966,000 in the third quarter of 2020.
●	Net income of $123,000 or $0.01 per share in the third quarter of 2021 compared to net income of $852,000 or $0.05 per share in the third quarter of 2020.
●	Adjusted EBITDA income of $476,000 in the third quarter of 2021 compared with Adjusted EBITDA income of $1,142,000 in the third quarter of 2020.

“We are pleased with our results in the third quarter despite supply chain challenges that have affected the timing of delivery for a number of projects.” said Anthony Angelini, President and Chief Executive Officer of TSS. “While some of our projects were delayed, we have a large backlog and expect that through the fourth quarter and into 2022, our results will continue to improve sequentially.”

Quarterly Conference Call Details

The Company has scheduled a conference call to discuss the third quarter 2021 financial results for Monday, November 15, 2021, at 4:30 PM Eastern. To participate on the conference call, please dial 866-791-7194 toll free from the U.S., or 847-619-6774 for international callers. The conference code is 50253641#. Investors may also access a live audio web cast of this conference call under the “events” tab on the investor relations section of the Company's website at www.tssiusa.com.

An audio replay of the conference call will be available approximately one hour after the conclusion of the call and will be made available until December 16, 2021. The audio replay can be accessed at the following url: https://onlinexperiences.com/Launch/QReg/ShowUUID=798833CD-71F9-44EC-919B-925406602404&LangLocaleID=1033. The passcode to access the digital playback is 50253641. Additionally, a replay of the webcast will be available on the Company’s website approximately two hours after the conclusion of the call and will remain available for 30 calendar days.

About Non-GAAP Financial Measures

Adjusted EBITDA is a supplemental financial measure not defined under Generally Accepted Accounting Principles (GAAP). We define Adjusted EBITDA as net income (loss) before interest expense, income taxes, depreciation and amortization, impairment loss on goodwill and other intangibles, stock-based compensation, and provision for bad debts. We present Adjusted EBITDA because we believe this supplemental measure of operating performance is helpful in comparing our operating results across reporting periods on a consistent basis by excluding non-cash items that may, or could, have a disproportionate positive or negative impact on our results of operations in any particular period. We also use Adjusted EBITDA as a factor in evaluating the performance of certain management personnel when determining incentive compensation.

Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Adjusted EBITDA, while providing useful information, should not be considered in isolation or as an alternative to net income or cash flows as determined under GAAP. Consistent with Regulation G under the U.S. federal securities laws, Adjusted EBITDA has been reconciled to the nearest GAAP measure, and this reconciliation is located under the heading “Adjusted EBITDA Reconciliation” following the Consolidated Statements of Operations included in this press release.

About TSS, Inc.

TSS is a trusted single source provider of mission-critical planning, design, system integration, deployment, maintenance and evolution of data centers facilities and information infrastructure. TSS specializes in customizable end to end solutions powered by industry experts and innovative services that include technology consulting, engineering, design, construction, operations, facilities management, technology system installation and integration, as well as maintenance for traditional and modular data centers. For more information, visit www.tssiusa.com or call 888-321-4877.

Forward Looking Statements

This press release may contain “forward-looking statements” -- that is, statements related to future -- not past -- events, plans, and prospects. In this context, forward-looking statements may address matters such as our expected future business and financial performance, and often contain words such as “guidance,” “prospects,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “should,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could adversely or positively affect the Company's future results include: we may not have sufficient resources to fund our business and may need to issue debt or equity to obtain additional funding; our reliance on a significant portion of our revenues from a limited number of customers; risks relating to operating in a highly competitive industry; risks relating to the failure to maintain effective internal control over financial reporting; risks relating to rapid technological, structural, and competitive changes affecting the industries we serve; risks involved in properly managing complex projects; risks relating to the possible cancellation of customer contracts on short notice; risks relating our ability to continue to implement our strategy, including having sufficient financial resources to carry out that strategy; risks relating to our ability to meet all of the terms and conditions of our debt obligations; uncertainty related to current economic conditions including the impact of the COVID-19 pandemic and the related impact on demand for our services; and other risks and uncertainties disclosed in our filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2020. These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements.

Company Contact:

TSS, Inc.

John Penver, CFO

Phone: (512) 310-1000

TSS, Inc.

Consolidated Balance Sheets

(In thousands except par values)

	September 30,	December 31,
	2021	2020
	(unaudited)
Assets
Current Assets
Cash and cash equivalents	$11,987	$19,012
Contract and other receivables, net	1,080	915
Costs and estimated earnings in excess of billings on uncompleted contracts	1,511	806
Inventories, net	3,636	197
Prepaid expenses and other current assets	193	58
Total current assets	18,407	20,988
Property and equipment, net	384	662
Lease right-of-use assets	383	876
Goodwill	780	780
Intangible assets, net	149	217
Other assets	648	285
Total assets	$20,751	$23,808
Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable and accrued expenses	$10,581	$13,374
Deferred revenues	5,332	3,962
Current portion of long-term borrowings	2,011	-
Current portion of lease liabilities	404	748
Total current liabilities	18,328	18,084
Long-term borrowings	-	2,234
Non-current portion of lease liabilities, less current portion	12	208
Non-current portion of deferred revenues	36	99
Total liabilities	18,376	20,625
Stockholders’ Equity
Preferred stock- $.0001 par value; 1,000 shares authorized at September 30, 2021 and December 31, 2020; none issued	-	-
Common stock- $.0001 par value, 49,000 shares authorized at September 30, 2021 and December 31, 2020: 19,938 and 19,055 shares issued at September 30, 2021 and December 31, 2020, respectively	2	2
Additional paid-in capital	70,450	70,070
Treasury stock 1,342 and 1,097 shares at cost at September 30, 2021 and December 31, 2020, respectively	(2,030)	(1,874)
Accumulated deficit	(66,047)	(65,015)
Total stockholders' equity	2,375	3,183
Total liabilities and stockholders’ equity	$20,751	$23,808

TSS, Inc.

Condensed Consolidated Statements of Operations

(In thousands except per-share values, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Results of Operations:
Revenue	$4,587	$20,763	$12,825	$37,814
Cost of revenue	2,666	17,990	8,147	32,673
Gross profit	1,921	2,773	4,678	5,141
Operating expenses:
Selling, general and administrative expenses	1,560	1,668	5,002	5,011
Depreciation and amortization	133	139	406	390
Total operating costs	1,693	1,807	5,408	5,401
Income (loss) from operations	228	966	(730)	(260)
Interest income (expense), net	(83)	(105)	(271)	(271)
Income (loss) from operations before income taxes	145	861	(1,001)	(531)
Income tax expense	22	9	31	27
Net income (loss)	$123	$852	$(1,032)	$(558)

Basic net income (loss) per share:	$0.01	$0.05	$(0.06)	$(0.03)
Diluted net income (loss) per share:	$0.01	$0.04	$(0.06)	$(0.03)

TSS, Inc.

Adjusted EBITDA Reconciliation

(In thousands, unaudited)

	Three Months Ended Sep. 30,		Nine Months Ended Sep. 30,
	2021	2020	2021	2020

Net income (loss)	$123	$852	$(1,032)	$(558)

Interest expense (income), net	83	105	271	271
Depreciation and amortization	133	139	406	390
Income tax expense	22	9	31	27
EBITDA profit (loss)	$361	$1,105	$(324)	$130
Stock based compensation	115	37	360	239
Adjusted EBITDA profit (loss)	$476	$1,142	$36	$369